Exhibit 23.3


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Hecla Mining Company
Coeur d'Alene, Idaho

We hereby consent to the use in the Prospectus constituting part of this Registration Statement of our report dated February 1, 2002, relating to the consolidated financial statements of Hecla Mining Company, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.





/s/ BDO Seidman, LLP

Spokane, WA

October 1, 2002